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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               -----------------


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): September 7, 2004



                                NATCO Group Inc.

             (Exact Name of Registrant as Specified in its Charter)



        Delaware                     001-15603                 22-2906892
(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                            Identification No.)


     2950 North Loop West, 7th Floor
             Houston, Texas                                      77092
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's Telephone Number, Including Area Code: (713) 683-9292

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.01   NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

As previously reported, on July 28, 2004, NATCO Group Inc. entered into a Separation Agreement with Mr. Nathaniel A. Gregory, its then Chief Executive Officer. Pursuant to the Agreement, Mr. Gregory stepped down as the Company's Chairman of the Board of Directors on July 28, 2004, and resigned as its Chief Executive Officer and as a director on September 7, 2004. Mr. John U. Clarke, an independent director who has served on the Company's Board of Directors since February 2000, replaced Mr. Gregory as Chairman of the Board on July 28, 2004, and was appointed to serve as NATCO's interim CEO starting September 7, 2004. He is expected to remain in that position during the Board's search for a permanent CEO.

During the time Mr. Clarke serves as interim CEO, he is not deemed to be "independent" under Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) rules and therefore resigned temporarily from the Audit and the Governance, Nominating & Compensation Committees of the Company's Board of Directors on September 7, 2004. The Board currently expects that Mr. Clarke would resume these committee positions on the selection of a new CEO. In the meantime, however, the Audit Committee has only two members and is without an "audit committee financial expert" and thus is out of compliance with NYSE listing standards 303.01, 303A.06 and 303A.07 and SEC requirements. The Company formally reported these circumstances to the NYSE on September 7, 2004. The Company has retained an executive search firm to assist in the search for a permanent CEO, with the goal of hiring a permanent CEO as soon as practicable. In addition, the Board is separately conducting a search for an additional director who would have the qualifications and independence to serve on the Audit Committee and who also may serve as an audit committee financial expert. The Company will communicate with the NYSE on a regular basis during this time to keep it appraised of the Company's progress on these initiatives. Assuming we fill the position of CEO promptly and Mr. Clarke returns to these committees, we do not anticipate any material and adverse consequences from this temporary noncompliance.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 7, 2004, Mr. Nathaniel A. Gregory resigned as Chief Executive Officer and as a director of the Company, in accordance with the terms of his previously announced Separation Agreement. On that same date, Mr. John U. Clarke was appointed to serve as interim Chief Executive Officer of the Company, and temporarily resigned from his positions as Chairman of the Governance, Nominating & Compensation Committee of the Board of Directors and as a member of the Audit Committee of the Board of Directors. He is continuing to serve as Chairman of the Board during this time. Mr. George Hickox was appointed as temporary Chairman of the Governance, Nominating & Compensation Committee of the Board of Directors and will serve as the presiding director at meetings of the non-management directors of the Company while Mr. Clarke is serving as interim CEO.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 13, 2004
                                               NATCO Group Inc.



                                               By: /s/ Patrick M. McCarthy
                                                   ----------------------------
                                                   Patrick M. McCarthy
                                                   President